                                                                   EXHIBIT 10.17


                                    AXT, INC.
                       CODE OF BUSINESS CONDUCT AND ETHICS

1. POLICY STATEMENT

         We are committed to being a good corporate citizen and it is our policy to conduct our business affairs honestly and in an ethical manner. That goal cannot be achieved unless each of our employees individually accepts his or her responsibility to promote integrity and ethical conduct in all of his or her activities. Activities that may call into question AXT's reputation or integrity should be avoided. The provisions of this Code cannot anticipate every situation that may pose an ethical or moral issue, and AXT understands that not every situation is black and white. The key to compliance with the Code is exercising good judgment. This means following the spirit of this Code and the law, doing the "right" thing and acting ethically even when the law is not specific.

         Supervisors set an example for other employees and are often responsible for directing the actions of others. Every supervisor is expected to take necessary actions to ensure compliance with this Code, to provide guidance and assist employees in resolving questions concerning the Code and to permit employees to express any concerns regarding compliance with this Code. No one has the authority to order another employee to act contrary to this Code.

         The Code outlines the broad principles of legal and ethical business conduct under which we do business. The Code is intended to supplement, but not to replace, our Employee Handbook and any policies that we have established. Every person who works for AXT, its affiliates or subsidiaries, is expected to understand and comply with the provisions of this Code.

         Violations of the Code of Business Conduct and Ethics, including failures to report potential violations by others, will be viewed as a disciplinary matter that may result in personnel action, including termination of employment. If you believe that a violation of this Code of Business Conduct and Ethics has occurred, please contact your supervisor, or the Chairman of our Nominating and Corporate Governance Committee of the Board of Directors at Chairman, Nominating and Corporate Governance Committee, c/o AXT, Inc., 4281 Technology Drive, Fremont, CA 94538. If you are concerned about maintaining anonymity, you may also send correspondence to the Chairman of our Audit Committee of the Board of Directors, in accordance with our Whistle-Blowing and Complaint Policy, at the following address: Chairman of the Audit Committee of the Board of Directors, c/o AXT, Inc., 4281 Technology Drive, Fremont, CA 94538.

2. COMPLIANCE WITH LAWS AND REGULATIONS

         AXT is committed to full compliance with the laws and regulations of the cities, states and countries in which it operates. Numerous federal, state and local laws and regulations define and establish obligations with which AXT, its employees and agents must comply. Violation of governing laws and regulations may subject AXT to significant risk of fines, penalties and damaged reputation. All of our employees are expected to comply with applicable laws, rules and regulations when performing duties for AXT. Under certain circumstances, local country law may establish requirements that differ from this Code, and in such situations employees should comply with all local country laws. An employee or agent who violates laws or regulations in performing duties for AXT risks individual indictment, prosecution and penalties, and civil actions and penalties, and may subject AXT to the same risks and penalties. An employee who violates these laws or this Code may be subject to immediate disciplinary action, including possible termination of employment or affiliation with AXT.

3. FULL, FAIR, ACCURATE, TIMELY AND UNDERSTANDABLE DISCLOSURE

         It is of critical importance to AXT that all disclosure in reports and documents that we file with the Securities and Exchange Commission be fair, accurate, timely and understandable. You may be called upon to provide information to assist AXT in these responsibilities consistent with your role within AXT, and to assure that our public reports are complete, fair and understandable. We expect all of our employees to take this responsibility seriously, and to provide prompt and accurate answers to all inquiries made to you in connection with the preparation of our public reports and disclosure.

4. SPECIAL ETHICS OBLIGATIONS FOR EMPLOYEES WITH FINANCIAL REPORTING RESPONSIBILITIES

         Our Chief Executive Officer, Chief Financial Officer, controller and other members of our Finance Department each bear a special responsibility for promoting integrity throughout AXT. Our Chief Executive Officer and Chief Financial Officer and other members of our Finance Department have a responsibility to foster a culture throughout AXT as a whole that ensures the fair and timely reporting of our financial results and condition. Because of this special role, our Chief Executive Officer, Chief Financial Officer, controller and other members of our Finance Department are bound by the following Financial Officer Code of Ethics, and by accepting the Code of Business Conduct and Ethics each agrees that he or she will:

         o Act with honesty and integrity, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships.

         o Comply with rules and regulations of federal, state, provincial and local governments, and other appropriate private and public regulatory agencies applicable to the performance of his or her duties to AXT.

         o Comply with our established accounting procedures, our system of internal controls and generally accepted accounting principles.

         o Provide information that is accurate, complete, objective, relevant, timely and understandable to ensure full, fair, accurate, timely and understandable disclosure in reports and documents that we file with, or submits to, governmental agencies and in other public communications made by us.

         o Respect the confidentiality of proprietary information acquired in the course of his or her work except when authorized or otherwise legally obligated to disclose. Proprietary information acquired in the course of one's work will not be used for personal advantage.

5. CONFLICTS OF INTEREST AND CORPORATE OPPORTUNITIES

         There are certain situations and activities that may create a conflict between your interests and those of AXT. You should avoid any relationship, influence or activity that would cause a conflict of interest, or appear to cause a conflict of interest, with your duties and responsibilities at AXT. This includes situations in which your personal, family or financial interests conflict or appear to conflict with those of AXT. You should not take for your own benefit opportunities discovered in the course of employment that you have reason to know would benefit AXT. Sometimes a conflict of interest will develop unexpectedly. If you feel that you have a conflict, actual or potential, you should report the details to your supervisor. Although not all actual or potential activity creating a conflict of interest is automatically prohibited, you should disclose all details of the conflict to your supervisor, and if possible obtain written approval from your supervisor before participating in any such activity.

         Since it isn't always easy to spot potential conflicts of interests, set forth below are some examples of actual or potential conflicts, although it is not possible to list every possible potential conflict, and you are encouraged to consult with your supervisor before taking action if you are uncertain whether an activity may constitute a conflict of interest.

         o you, or a member of your family, receive improper personal benefits as a result of your position in AXT;

         o        you use Company's property for your personal benefit;

         o you engage in activities that interfere with your loyalty to AXT or your ability to perform Company duties or responsibilities effectively;

         o you work simultaneously (whether as an employee or a consultant) for a competitor, customer or supplier;

         o you, or a member of your family, have a financial interest in a customer, supplier, or competitor which is significant enough to cause divided loyalty with AXT or the appearance of divided loyalty (the significance of a financial interest depends on many factors, such as size of investment in relation to your income, net worth and/or financial needs, your potential to influence decisions that could impact your interests, and the nature of the business or level of competition between AXT and the supplier, customer or competitor);

         o you, or a member of your family, acquire an interest in property (such as real estate, patent or other intellectual property rights or securities) in which you have reason to know AXT has, or might have, a legitimate interest;

         o you, or a member of your family, receive a loan or a guarantee of a loan from a customer, supplier or competitor (other than a loan from a financial institution made in the ordinary course of business and on an arm's-length basis);

         o you divulge or use AXT's confidential information - such as financial data, customer information, or computer programs - for your own personal or business purposes;

         o you make gifts or payments, or provide special favors, to customers, suppliers or competitors (or their immediate family members) with a value significant enough to cause the customer, supplier or competitor to make a purchase, or take or forego other action, which is beneficial to AXT and which the customer, supplier or competitor would not otherwise have taken; or

         o you are given the right to buy stock in other companies or you receive cash or other payments in return for promoting the services of an advisor, such as an investment banker, to AXT.

         You should not give or receive valuable gifts, payments, special favors or other consideration to or from customers, suppliers or competitors beyond those extended in normal business, and you should not make payments or promises to influence someone else's acts or decisions. You must observe all government restrictions on gifts and entertainment, including the restrictions of the Foreign Corrupt Practices Act, which makes it illegal to offer payment, promise to pay, or authorize payment of any money, gifts, or things of value to any foreign official, or any foreign political party, candidate or official, for the purpose of (i) influencing any act, or failure to act, in the official capacity of that foreign official or party; or (ii) inducing the foreign official or party to use influence to affect a decision of a foreign government or agency, in order to obtain or retain business for anyone, or direct business to anyone.

         Although we encourage you to participate in industry and civic associations, you should be sensitive to possible conflicts with our business interests, if, for instance, the association takes a position adverse to our interests. As a general rule employees may not accept a position as an outside director of any current or likely competitor of AXT.

6. REPORTING VIOLATIONS OF COMPANY POLICIES AND RECEIPT OF COMPLAINTS REGARDING FINANCIAL REPORTING OR ACCOUNTING ISSUES

         If you become aware of conduct by an officer, director, employee or contract worker which you believe in good faith is a potential violation of this Code, you should notify your own or any other AXT supervisor, the Chief Executive Officer, or the Chief Financial Officer as soon as possible. You should also report any complaint or concern regarding AXT's accounting, internal accounting controls, or auditing matters, or any concerns regarding questionable accounting or auditing matters. Supervisors are required to refer all reports of possible violations to the Chief Executive Officer, the Chief Financial Officer or the Chair of the Audit Committee.

         All reports of complaints or concerns shall be recorded in a log, indicating the description of the matter reported, the date of the report and a brief summary of the disposition. The log shall be maintained by the Chief Financial Officer and shall be reviewed periodically with the Audit Committee. Allegations of violations of the Code should be made only in good faith and not to embarrass or put someone in a false light. If you become aware of a suspected or potential violation don't try to investigate or resolve it on your own. Prompt disclosure under this Code is vital to ensuring a timely and thorough investigation and resolution. You are expected to cooperate in internal or external investigations or alleged violations of the Code.

         In response to every report made in good faith and subsequently determined to concern activity outside the Code, AXT will undertake an effective and thorough investigation, and if improper conduct is found, AXT will take appropriate disciplinary and remedial action. Compliance procedures are set forth in Appendix B to this Code. AXT will attempt to keep its discussions with any person reporting a violation confidential to the extent reasonably possible without compromising the effectiveness of the investigation. If you believe your report is not properly explained or resolved, you may take your concern or complaint to the Audit Committee of the Board of Directors.

         It is our policy that there be no intentional retaliation against any person who provides truthful information to a Company or law enforcement official concerning a possible violation of any law, regulation or Company policy, including this Code. Persons who retaliate may be subject to civil, criminal and administrative penalties, as well as disciplinary action, up to and including termination of employment. In cases in which you report a suspected violation in good faith and are not engaged in the questionable conduct, we will attempt to keep our discussions with you confidential to the greatest extent possible. In the course of our investigation, we may find it necessary to share information with others on a "need to know" basis. No retaliation shall be taken against you for reporting alleged violations while acting in good faith.

7. COMPLIANCE PROCEDURES

         o Compliance Officer. The Corporate Compliance Officer is the Chief Financial Officer. The Compliance Officer's responsibility is to ensure communication, training, monitoring, and overall compliance with the Code. The Compliance Officer will, with the assistance and cooperation of AXT's officers, directors and Supervisors, foster an atmosphere where employees are comfortable in communicating and reporting concerns and possible Code violations.

         o Access to the Code. AXT shall ensure that employees, officers and directors may access the Code on AXT's website. In addition, each current employee will be provided with a copy of the Code. New employees will receive a copy of the Code as part of their new hire information. From time to time, AXT will sponsor employee training programs in which the Code and other Company policies and procedures will be discussed.

         o Monitoring. Supervisors are the "go to" persons for employee questions and concerns relating to the Code. Supervisors or supervisors will immediately report any violations or allegations of violations to the Compliance Officer. Supervisors will work with the Compliance Officer in assessing areas of concern, potential violations, any needs for enhancement of the Code or remedial actions to effect the Code's policies and overall compliance with the Code and other related policies.

         o Internal Investigation. When an alleged violation of the Code is reported, AXT shall take prompt and appropriate action in accordance with the law and regulations and otherwise consistent with good business practice. If the suspected violation appears to involve either a possible violation of law or an issue of significant corporate interest, or if the report involves a complaint or concern of any person, whether employee, a stockholder or other interested person regarding AXT's financial disclosure, internal accounting controls, questionable auditing or accounting matters or practices or other issues relating to AXT's accounting or auditing, then the manager or investigator should immediately notify the Compliance Officer, who, in turn, shall notify the Chair of the Audit Committee. If a suspected violation involves any director or executive officer or if the suspected violation concerns any fraud, whether or not material, involving management or other employees who have a significant role in AXT's internal controls, any person who received such report should immediately report the alleged violation to the Compliance Officer and, in every such case, the Chair of the Audit Committee. The Compliance Officer or the Chair of the Audit Committee, as applicable, shall assess the situation and determine the appropriate course of action, including the conduct of an investigation, as appropriate.

         o Disciplinary Actions. Subject to the following sentence, the Compliance Officer, after consultation with the Manager of Human Resources, shall be responsible for implementing the appropriate disciplinary action in accordance with AXT's policies and procedures for any employee who is found to have violated the Code. If a violation has been reported to the Audit Committee or another committee of the Board, that Committee shall be responsible for determining appropriate disciplinary action. Any violation of applicable law or any deviation from the standards embodied in this Code will result in disciplinary action, up to and including termination of employment. In addition to imposing discipline upon employees involved in non-compliant conduct, AXT also will impose discipline, as appropriate, upon an employee's supervisor, if any, who directs or approves such employees' improper actions, or is aware of those actions but does not act appropriately to correct them, and upon other individuals who fail to report known non-compliant conduct. In addition to imposing its own discipline, AXT will bring any violations of law to the attention of appropriate law enforcement personnel.

         o Retention of Reports and Complaints. All reports and complaints made to or received by the Compliance Officer or the Chair of the Audit Committee relating to violations of this Code shall be logged into a record maintained for this purpose by the Compliance Officer and this record of such report shall be retained for five years.

         o Required Government Reporting. Whenever conduct occurs that requires a report to the government, the Compliance Officer shall be responsible for complying with such reporting requirements.

         o Corrective Actions. Subject to the following sentence, in the event of a violation of the Code, the manager and the Compliance Officer should assess the situation to determine whether the violation demonstrates a problem that requires remedial action as to Company policies and procedures. If a violation has been reported to the Audit Committee or another committee of the Board, that committee shall be responsible for determining appropriate remedial or corrective actions. Such corrective action may include providing revised public disclosure, retraining Company employees, modifying Company policies and procedures, improving monitoring of compliance under existing procedures and other action necessary to detect similar non-compliant conduct and prevent it from occurring in the future. Such corrective action shall be documented, as appropriate.

8. PUBLICATION OF THE CODE OF BUSINESS CONDUCT AND ETHICS; AMENDMENTS AND WAIVERS OF THE CODE OF BUSINESS CONDUCT AND ETHICS

         The most current version of this Code will be posted and maintained on AXT's website. Any substantive amendment or waiver of this Code for executive officers or directors may be made only after approval by a committee comprised of a majority of AXT's independent directors and will be promptly disclosed to shareholders.